Exhibit 99.1

Silvercrest Asset Management (SAMG) to Announce

Fourth Quarter and Year-End 2023 Results and Host Investor Conference Call

NEW YORK, NY, March 1, 2024 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) announced today it will host a teleconference at 8:30 am Eastern Time on March 8, 2024, to discuss the company’s financial results for the fourth quarter and year ended December 31, 2023. A news release containing the results will be issued before the open of the U.S. equity markets and will be available on http://ir.silvercrestgroup.com/.

Chairman, Chief Executive Officer and President Richard R. Hough III and Chief Financial Officer Scott A. Gerard will review the quarterly results during the call. Immediately after the prepared remarks, there will be a question and answer session for analysts and institutional investors.

Analysts, institutional investors and the general public may listen to the call by dialing 1-844-836-8743 or for international callers please dial 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2023, the firm reported assets under management of $31.2 billion.

Contact: Richard Hough
212-649-0601

rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM